Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of SKYX Platforms Corp. (File No. 333-262613) of our report, dated April 27, 2023, relating to the financial statements of Belami, Inc., as of December 31, 2022 and 2021, and for the periods then ended, which is included in this Current Report on Form 8-K/A of SKYX Platforms Corp.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

May 5, 2023